Exhibit 99.1

Investor Contact: Megan L. McPhail 314-309-6563 Megan.McPhail@SpireEnergy.com Media Contact: Jason Merrill 314-342-3300 Jason.Merrill@SpireEnergy.com

For Immediate Release

Spire announces leadership transition

Scott Doyle named president and chief executive officer

ST. LOUIS (April 25, 2025) – Spire Inc. (NYSE: SR) (“Spire” or the “company”) today announced the appointment of Scott Doyle as its president and chief executive officer and a member of the Board of Directors, effective immediately. Scott, who most recently served as Spire’s executive vice president and chief operating officer, succeeds Steve Lindsey, who has resigned from his role as a member of the Board of Directors.

“Scott is an accomplished, collaborative leader, with deep industry expertise, business acumen and the abilities to both connect with people and deliver results,” said Rob L. Jones, chair of Spire Inc.’s Board of Directors.

As Spire’s executive vice president and chief operating officer, Scott led Spire's gas utilities which serve more than 1.7 million customers across Alabama, Missouri and Mississippi. Prior to joining Spire in January of 2024, Scott served as executive vice president of utility operations at CenterPoint Energy in Houston, Texas, leading electric and natural gas businesses serving seven million customers across multiple states. Prior to this role, Scott held numerous executive leadership positions of increasing responsibility at CenterPoint in natural gas operations and regulatory and public affairs.

Scott currently serves on the board of directors of the United Way of Greater St. Louis, the Regional Business Council and the Southern Gas Association. He also serves on the Engineering Advisory Council of Texas A&M University, where he earned a bachelor’s degree in civil engineering. He previously has held board positions with the American Gas Association, Goodwill Industries of Houston, the American Gas Foundation, Central Indiana Corporate Partnership and the Association of Electric Companies of Texas.

“With a proven track record in utility operations and a deep understanding of the energy sector, Scott is the ideal leader for Spire’s next phase. His commitment to professionalism, operational excellence and customer service aligns with Spire’s core values and mission. The Board knows Scott well and is confident in his ability to build upon our strong foundation and drive continued, long-term success. We thank Steve for his dedicated service and commitment to Spire, including his service as CEO, and wish him well in his future endeavors,” said Rob.

Steve commented, “Leading Spire has been a true privilege. Thanks to the dedication of many, the company is entering a new era of opportunity, and I’m confident that Spire has a bright future ahead.”

“Since joining Spire, I’ve been impressed with the can-do attitude of Spire’s employees across our businesses and their commitment to serving our customers and communities to the very best of our abilities. I’m proud of the work we’ve done together as a company, enthusiastic about where we’re headed, and honored by the Board’s confidence in selecting me for the role of president and CEO,” said Scott.

“Together, we’ve made significant strides toward achieving operational excellence and our strategy remains unchanged. We’ll continue to focus on modernizing our systems for the benefit of our customers. I’m appreciative of my time working alongside Steve, and I look forward to working closely with the Board, my colleagues on the management team and the many dedicated employees across the company.”

The management change is not the result of any material or unexpected financial events.

About Spire

At Spire Inc. (NYSE: SR) we believe energy exists to help make people’s lives better. It’s a simple idea, but one that’s at the heart of our company. Every day we serve 1.7 million homes and businesses making us one of the largest publicly traded natural gas companies in the country. We help families and business owners fuel their daily lives through our gas utilities serving Alabama, Mississippi and Missouri. Our natural gas-related businesses include Spire Marketing and Spire Midstream. We are committed to transforming our business through growing organically, investing in infrastructure, and advancing through innovation. Learn more at SpireEnergy.com.